AMENDMENT NO. 1 TO SHAREHOLDERS’ AGREEMENT
This Amendment No. 1, dated as of June 29, 2018 (this “Amendment”), to the Shareholders’ Agreement, dated as of August 11, 2004 (the “Agreement”), is made between Greenlight Capital Re, Ltd., a company organized under the laws of the Cayman Islands (the “Company”), and David Einhorn (the “Shareholder”). Capitalized terms not otherwise defined herein have the meanings given to such terms in the Agreement.
WHEREAS, the Audit Committee of the Board of Directors of the Company (the “Committee”) has determined it is in the best interests of the Company and its stockholders to extend the expiration date of the Agreement; and
WHEREAS, pursuant to its authority under Section 15 of the Agreement, the Committee has authorized and approved this Amendment as of the date hereof.

NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth in this Amendment, the parties hereby agree as follows:

1.    Section 15(c) of the Agreement is hereby amended to read in its entirety as follows:

“(c) Term and Termination.

This Agreement may be terminated at any time by an instrument in writing signed by all of the parties hereto. This Agreement shall terminate automatically as to any Shareholder that Transfers all of its equity securities of the Company. The provisions of Sections 2, 3 and 14 of this Agreement, other than Section 2(d) of this Agreement shall terminate automatically as to all parties hereto upon the consummation of an IPO. Unless sooner terminated, this Agreement shall terminate on June 30, 2021, unless, at any time within one (1) year prior to such date, all of the parties extend its duration for as many additional periods, each not to exceed ten (10) years, as they may desire.”

2.    This Amendment shall be deemed to be a contract made under the law of the State of New York and for all purposes shall be governed by and construed in accordance with the law of such State applicable to contracts to be made and performed entirely within such State.

3.     This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment transmitted electronically shall have the same authority, effect and enforceability as an original signature. This Amendment shall be effective as of the Close of Business on the date hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

GREENLIGHT CAPITAL RE, LTD.
By: /s/ Laura Accurso
Name: Laura Accurso
Title: General Counsel

DAVID EINHORN, as Shareholder
By: /s/ David Einhorn
Name: David Einhorn